United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 2, 2015, Perficient, Inc. (the "Company") executed a second amendment and consent (the "Second Amendment") to its Second Amended and Restated Credit Agreement, dated as of July 31, 2013, as previously amended (the "Credit Agreement"). The Second Amendment, among other things, provides for an increase in the amount of available borrowing capacity under the Credit Agreement by $35 million, thereby allowing for revolving credit borrowings up to a maximum principal amount of $125 million. Additionally, under the Second Amendment, Wells Fargo Bank, National Association became party to the Credit Agreement as a lender to the Company.

Further, pursuant to the Second Amendment, the lenders waived the application of certain limitations under the Credit Agreement thereby authorizing the closing of the Asset Acquisition described in Item 2.01 of this Current Report on Form 8-K.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ended December 31, 2014.

ITEM 2.01                          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 2, 2015, the Company also completed the acquisition of substantially all of the assets (the "Asset Acquisition") of Zeon Solutions Incorporated, a Wisconsin corporation ("ZSI"), Grand River Interactive LLC, a Michigan limited liability company ("GRI"), and their Indian affiliate (collectively, "Zeon Solutions"), pursuant to an Asset Purchase Agreement, dated as of December 18, 2014 (the "Purchase Agreement"), by and among the Company, ZSI, GRI and Rupesh Agrawal, as the principal (the "Principal"), and certain related agreements.

Upon closing the Asset Acquisition, the Company paid Zeon Solutions total consideration of approximately $35.7 million, comprised of approximately $22.3 million in cash and 757,751 shares of the Company's common stock with an aggregate value of approximately $13.4 million (based on the average closing price of the Company's common stock on the NASDAQ Global Select Market for the 30 trading days immediately preceding the closing date per the terms of the Purchase Agreement). The purchase price is subject to a net working capital adjustment and earnings-based contingent consideration of up to approximately $2.8 million, payable in cash and the Company's common stock.

Approximately $5.4 million of the purchase price payable to Zeon Solutions was placed in escrow as security for post-closing indemnification obligations of Zeon Solutions. Any amounts remaining in escrow after one year following the closing date will be released to Zeon Solutions, net of any pending indemnification claims.

The Company does not have any material relationship with Zeon Solutions or the Principal, other than in respect of the Purchase Agreement and the Asset Acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on December 22, 2014, and incorporated herein by reference.

A copy of the press release issued by the Company announcing the closing of the Asset Acquisition is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 3.02                          UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Company common stock issued to Zeon Solutions as part of the purchase price were issued in a privately negotiated transaction pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, as the basis for exemption from registration. These shares were not issued pursuant to any public solicitation.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Description
2.1
Asset Purchase Agreement, dated as of December 18, 2014, by and among Perficient, Inc., Zeon Solutions Incorporated, Grand River Interactive LLC and Rupesh Agrawal, previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2014, and incorporated herein by reference*

99.1	Perficient, Inc. Press Release, dated January 2, 2015

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: January 5, 2015	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
2.1
Asset Purchase Agreement, dated as of December 18, 2014, by and among Perficient, Inc., Zeon Solutions Incorporated, Grand River Interactive LLC and Rupesh Agrawal, previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2014, and incorporated herein by reference*

99.1	Perficient, Inc. Press Release, dated January 2, 2015

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.